UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2008

CTC MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52003	58-1869211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A 125124 Moscow, Russia
(Address of principal executive offices)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On July 9, 2008, Maria Brunell Livfors, a member of the Board of Directors (the “Board”) of CTC Media, Inc. (the “Company”), formally notified the Company that she would be resigning as a director of the Company, effective upon the election of her replacement, as described immediately following.

(d)     As of July 9, 2008, the Board elected Irina Gofman as a director to fill the vacancy created by the resignation of Maria Brunell Livfors. In accordance with the terms and conditions of a stockholders’ agreement (the “Stockholders’ Agreement”) dated May 12, 2006 currently by and among the Company, MTG Russia AB, a wholly owned subsidiary of Modern Times Group MTG AB (“MTG Russia”), and Alfa CTC Holdings Limited, an affiliate of Alfa Bank (“Alfa”), three of our directors are currently designated by MTG Russia and three are designated by Alfa. MTG Russia and Alfa, two of our principal stockholders, have the exclusive right to appoint and remove their respective designees, as well as the exclusive right to fill vacancies created by the resignation of one of their respective designees. Maria Brunell Livfors was previously designated to serve on the Board by MTG Russia. Irina Gofman has been designated by MTG Russia to replace Maria Brunell Livfors.  At this time, the Company does not expect to appoint Ms. Gofman to any committees of the Board.

In July 2008, Ms. Gofman was appointed CEO of MTG—Russia and CIS and is employed by an affiliate of MTG Russia. Prior to joining MTG, Ms. Gofman served as Managing Partner (Media) of ESN Group, a Moscow-based investment and management company. Before joining ESN Group, Ms. Gofman was Chief Executive Officer of Rambler Media Group, a Moscow-based internet media and services group, from 2004 to 2007. During her time at Rambler Media Group, Ms. Gofman led that company’s initial public offering and listing on the Alternative Investment Market (AIM), a sub-market of the London Stock Exchange. Before joining Rambler Media Group, Ms. Gofman worked as chief operating officer of the DTV Russian television network from 2002 to 2004. The DTV network was acquired by the Company from an affiliate of MTG Russia in April 2008.  Ms. Gofman has a Ph.D. in Philology from Moscow State University and an MBA from Babson College.

Ms. Gofman will be entitled to cash compensation for her services on the Board under the Company’s director compensation policies.

There are no family relationships between Ms. Gofman and any director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: July 11, 2008	By:	/s/ Boris Podolsky
Name: Boris Podolsky
Title: Chief Financial Officer